Thornburg Investment Trust POS AMI

Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thornburg Investment Trust of our report dated November 21, 2018, relating to the financial statement and financial highlights, which appears in Thornburg Capital Management Fund’s Annual Report on Form N-CSR for the year ended September 30, 2018. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

March 22, 2019